UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2015

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-53942
Commission File Number

Office 205 – 290 Lakeshore Road
Pointe-Claire, Quebec, Canada H9S 4L3
(Address of principal executive offices)

Registrant’s telephone number, including area code: 514-907-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 18, 2015, Horst Hueniken submitted his resignation as the Chief Financial Officer of Urban Barns Foods Inc. (the “Company”). Mr. Hueniken’s resignation was not due to any disagreement with the Company regarding its operations, policies, practices or otherwise, and he will continue to serve as the Company’s Chairman and a member of its Board of Directors.

On March 18, 2015, the Company appointed Hugh Blakely as its Director of Finance to fill the vacancy left by Mr. Hueniken’s resignation. Mr. Blakely, age 64, is a senior financial executive with extensive experience in finance, operations and general management in North America, South America and Russia, and will serve as the Company’s principal financial officer. His areas of expertise include mergers and acquisitions, treasury management, financial reporting and corporate governance.

Mr. Blakely was most recently the Controller at Novacap, a successful Montreal-based private equity group with $1.2B in assets under management, where he was responsible for the preparation of all internal financial statements and reports including the presentation of financial results to Novacap’s Chief Financial Officer and limited partners. Prior to Novacap, Mr. Blakely acted as the Controller for White Tiger Gold Ltd., a company formerly listed on the Toronto Stock Exchange, and the CFO for Century Mining Corporation, a company formerly listed on the TSX Venture Exchange, where he was responsible for the preparation of all internal and external financial statements and reports including the presentation of financial results to their respective audit committees and Board of Directors. In those roles, Mr. Blakely also prepared and managed detailed annual operating budgets and monitored the use of corporate funds through cash budgeting and daily cash reports. Prior to working at Century Mining, he served as the Senior Vice-President and CFO for IVACO, a Heico company, and IVACO Inc., a leading North American producer of steel and fabricated steel products.

Mr. Blakely is a Chartered Accountant with an understanding of public company reporting and disclosure requirements in the United States and Canada, and has spent his career focusing on mining, manufacturing and growth stage companies.

There are no family relationships between Mr. Blakely and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. The Company has not entered into any material plan, contract or arrangement with Mr. Blakely relating to his services as the Director of Finance.

There have been no transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions in which the Company is, or plans to be, a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of its total assets at year end for the last two completed fiscal years, and in which Mr. Blakely had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 18, 2015	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Richard Groome
Richard Groome
President, Chief Executive Officer, Director